UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2020

(Date of earliest event reported)

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1925 West Field Court, Suite 200

Lake Forest, Illinois 60045

(Address of principal executive offices, including zip code)

(847) 498-7070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of 3.0% Senior Notes due 2030

On April 29, 2020, IDEX Corporation (the “Company”) completed an underwritten public offering of $500.0 million in aggregate principal amount of its 3.0% Senior Notes due 2030 (the “Notes”). The offering of the Notes was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-237847) and related prospectus supplement filed with the Securities and Exchange Commission on April 27, 2020. The Notes were issued under an Indenture, dated as of December 6, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of April 29, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The net proceeds from the offering were approximately $495.0 million, after deducting the underwriting discount and estimated offering expenses of approximately $850,000 payable by the Company. The Company intends to use the net proceeds from the offering to redeem and repay all $300.0 million aggregate principal amount outstanding of its 4.500% Senior Notes due December 15, 2020 (the “2020 Notes”) and related accrued interest and redemption premiums, and the balance of the net proceeds will be used for general corporate purposes.

The Notes will bear interest at a rate of 3.0% per annum, which will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2020. The Notes will mature on May 1, 2030. The Notes may be redeemed, in whole or in part, at the Company’s option, at any time or from time to time (i) prior to February 1, 2030 (three months prior to the maturity date of the Notes), at a “make-whole” redemption price specified in Section 6.01 of the Supplemental Indenture, and (ii) on or after February 1, 2030 (three months prior to the maturity date of the Notes), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, in each case plus accrued and unpaid interest on such principal amount to, but excluding, the redemption date. The Notes will not have the benefit of any sinking fund.

If the Company experiences a “Change of Control Triggering Event” (as defined in the Supplemental Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Company may issue additional debt securities from time to time pursuant to the Indenture. The Indenture and Notes contain covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur certain liens securing indebtedness, engage in certain sale-leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately.

The Notes are senior, unsecured obligations of the Company and rank (i) equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness, (ii) senior in right of payment to all of the Company’s existing and future subordinated indebtedness, (iii) effectively subordinated in right of payment to the Company’s future secured indebtedness to the extent of the value of the Company’s assets and the assets of its subsidiaries securing such obligations. The Notes are not guaranteed by any of the Company’s subsidiaries and are therefore structurally subordinated in right of payment to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries.

The foregoing description of some of the terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Base Indenture, the Supplemental Indenture and the form of 3.0% Senior Notes due 2030, each of which is filed or incorporated by reference, as the case may be, as Exhibits 4.1, 4.2 and 4.3 hereto, and is incorporated herein by reference. In connection with the issuance of the Notes, Sidley Austin llp provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Underwriting Agreement

In connection with the issuance and sale by the Company of the Notes, the Company entered into an Underwriting Agreement, dated as of April 27, 2020, with BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters party to the Underwriting Agreement against certain liabilities arising out of or in connection with sale of the Notes, and for customary contribution provisions in respect of those liabilities. Certain of the Underwriters or their affiliates are holders of the 2020 Notes and, as such, may receive a portion of the net proceeds from the offering and sale of the Notes. From time to time in the ordinary course of their respective businesses, certain of the Underwriters and their respective affiliates have engaged, or may in the future engage, in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received, or will receive, customary fees and commissions.

The foregoing description of some of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 27, 2020, the Company provided notice of its election to redeem, on May 27, 2020 (the “Redemption Date”), all $300.0 million aggregate principal amount outstanding of its 2020 Notes, at a redemption price of 100% of the face amount of the 2020 Notes, plus a “make-whole” premium and accrued and unpaid interest to the Redemption Date. The Company’s obligation to complete the redemption of the 2020 Notes on the Redemption Date is not subject to any condition precedent. This Current Report on Form 8-K does not constitute a notice of redemption of the 2020 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Document Description

1.1

Underwriting Agreement, dated as of April 27, 2020, by and among IDEX Corporation and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1

Indenture, dated as of December 6, 2010, by and between IDEX Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of IDEX Corporation filed December 7, 2010).

4.2	Third Supplemental Indenture, dated as of April 29, 2020, between the Company and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 3.0% Senior Note due 2030 (included as Exhibit A in Exhibit 4.2 hereto).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

By:	/s/ William K. Grogan
Name:	William K. Grogan
Title:	Senior Vice President and Chief Financial Officer

Date: April 29, 2020

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